Exhibit 99.1

Minerco Resources, Inc., Board of Directors Invited to Honduran Presidential House  to Discuss Chiligatoro Hydro-Electric Project

Houston, TX   June 1,  2010--Minerco Resources, Inc., (“OTCBB: MINED”), A progressive developer, producer and provider of clean, renewable energy solutions in Latin America, announced today that the Company’s Board of Directors, V. Scott Vanis and Marco Rodriguez have been invited to “Casa Presidencial”, The Presidential House for formal discussions with key members of the presidential cabinet regarding the Company’s Chiligatoro Hydro-Electric Project which was just recently approved by the Honduran National Commission of Energy.

Key attendees at the meeting include: Senora Lic., Maria Antonieta de Bogran Ministro de la Presidencia (Honduran Vice President and Minister of Energy), Senor Lic., Salomon Lopez, Secretario CNE (Secretary National Commission Energy), Senor Lic., Allen David Ramos, Alcalde de Cortes (Mayor of Cortes), Senor Ing, Roberto Martinez, Gerente ENEE, (Director of ENEE, Honduran National Electric Co.),  and the Deputy Minister of Secretaria de Recursos Naturales y Ambiente (“SERNA”)

“We are extremely honored to be invited to discuss our Chiligatoro Hydro-Electric Project and the future of our Company with the Honduran administration. Minerco is in a unique position to assist the Honduran government in bringing clean, renewable, alternative energy solutions, specifically hydro-electric and wind powered projects to the country. We are excited and proud  to work with this administration to make the goal of cost effective clean, renewable, energy a reality for Honduras. This is another milestone for Minerco and we couldn't be more enthusiastic,” said V. Scott Vanis, President and CEO of Minerco.

As previously release, the company’s Chiligatoro Hydro-Electric Project has been approved by the Honduran National Commission of Energy. This approval allows Secretaria de Recursos Naturales y Ambiente (“SERNA”), Honduras’s Natural Resources and Environmental Ministry, to sign and approve the Project for submission to the National Congress.

The Chiligatoro Approval by the National Commission of Energy authorizes the construction of the Chiligatoro Hydro-Electric Project with a initial capacity of 5.2 mega-watts with consideration for increased capacity based on final plant design and SERNA approval. Minerco expects to receive increased capacity approval after submission of the Final Design.

Please contact: C. Jones Consulting, Inc. @ cjones@cjonesconsulting.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company's ability to perform under existing contracts or to procure future contracts. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements. C. Jones Consulting, Inc. is being compensated $4000.00/month to handle Investor Relations.